Exhibit 10.2

Amended and Restated

Corning Natural Gas Corporation

2007 Stock Plan

Section 1 General Purpose of the Plan; Definitions.

    Purpose of the Plan. The name of the plan is the Corning Natural Gas Corporation 2007 Stock Plan (the "Plan"). The purpose of the Plan is to encourage and enable the officers, employees and Directors of Corning Natural Gas Corporation (the "Company") and its Affiliates upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company's welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company's behalf and strengthening their desire to remain with the Company.

    Definitions. The following terms shall be defined as set forth below:

      "409A Award" means an Award that provides for a deferral of compensation from the date of grant, as determined under Section 409A.

      "409A Change in Control" means the date on which any one of the following occurs: (A) any one person, or more than one person acting as a group (as determined under Section 409A), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; (B) a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of that appointment or election; (C) any one person, or more than one person acting as a group (as determined under Section 409A), acquires ownership of stock of the Company that, together with stock held by that person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Section 409A), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by that person or persons) assets from the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions. For this purpose, "gross fair market value" means the value of the assets of the Company, or the value of the assets being disposed of, without regard to any liabilities associated with those assets.

      "Act" means the Securities Exchange Act of 1934, as amended.

      "Affiliate" means any entity other than the Company and its Subsidiaries that is designated by the Board or the Committee as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

  "Award" or "Awards," except where referring to a particular category of grant under the Plan, shall include, but not be limited to, Incentive Options, Non-Qualified Options, Restricted Stock Awards, Performance Stock Awards, Stock Appreciation Rights, and Dividend Equivalents.

  "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee hereunder and signed by both the Company and the Award recipient.

  "Board" means the Board of Directors of the Company.

  "Cause" means, and shall be limited to, a vote of the Board to the effect that the participant should be dismissed as a result of (A) any material breach by the participant of any agreement to which the participant and the Company or an Affiliate are parties, (B) any act (other than retirement, death or disability) or omission to act by the participant, including without limitation, the commission of any crime, which may have a material and adverse effect on the business of the Company or any Affiliate or on the participant's ability to perform services for the Company or any Affiliate, or (C) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company or any Affiliate.

  "Change of Control" is defined in Section 14.

  "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

  "Committee" means any Committee of the Board referred to in Section 2.

  "Disability" means a disability determination in which a Participant meets one of the following conditions:

  (A) The Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months.

  (B) The Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company.

  "Director" means a member of the Board.

  "Dividend Equivalent" means a right, granted under Section 9 hereof, to receive cash, Shares, or other property equal in value to dividends paid with respect to a specified number of Shares or the excess of dividends paid over a specified rate of return. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis.

  "Effective Date" means the date on which the Plan has both been adopted by the Board and approved by the Shareholders as set forth in Section 16.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the related rules, regulations and interpretations.

  "Fair Market Value" means, as of a given date, the value of a Share determined as follows (in order of applicability): (A) if on the Grant Date or other determination date the Share is listed on an established national or regional stock exchange, is admitted to quotation on The NASDAQ Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a Share shall be the closing price of the Share on that exchange or in that market (if there is more than one such exchange or market the Committee shall determine the appropriate exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on that trading day) or, (B) if no sale of Shares is reported for that trading day, on the next preceding day on which any sale has been reported. If the Share is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Share as determined by the determined by such methods or procedures as shall be established from time to time by the Committee in good faith in a manner consistent with Section 409A. .

  "Grant Date" shall mean, as determined by the Committee, the latest to occur of: (A) the date as of which the Committee approves an Award, (B) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 4 of this Plan, or (C) any other date as may be specified by the Committee. The Grant Date for a substituted Award is the Grant Date of the original Award.

  "Incentive Option" means any Option designated and qualified as an "incentive stock option" as defined in Section 422 of the Code.

  "Non-Employee Director" means a member of the Board who: (i) is not currently an officer of the Company or any Affiliate; and (ii) does not receive compensation for services rendered to the Company or any Affiliate in any capacity other than as a Director.

  "Non-Qualified Option" means any Option that is not an Incentive Option.

  "Option" or "Stock Option" means any option to purchase Shares granted pursuant to Section 5.

  "Parent" means a "parent corporation" as defined in Section 424(e) of the Code.

  "Performance Stock Award" means Awards granted pursuant to Section 7.

  "Restricted Stock Award" means Awards granted pursuant to Section 6.

  "Section 409A" shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, each as in effect from time to time.

  "Separation from Service" means a termination of services provided by a participant to the Company, whether voluntarily or involuntarily, as determined by the Committee in accordance with Treas. Reg. Section 1.409A-1(h).

  "Share" means a share of common stock, $0.10 par value, of the Company, subject to adjustment pursuant to Section 3.

  "Shareholder" means the holder of a Share.

  "Specified Employee" means any participant who is determined to be a "key employee" (as defined under Code Section 416(i) without regard to paragraph (5) thereof) for the applicable period, as determined by the Company under Section 409A and in accordance with Treas. Reg. Section 1.409A-1(i).

  "Subsidiary" means a "subsidiary corporation" as defined in Section 424(f) of the Code.

    Section 409A. This Plan and any Awards granted hereunder are intended to comply with or be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions.

Section 2 Administration of Plan; Committee Authority to Select Participants and Determine Awards.

(a) Committee. The Plan shall be administered by a committee of not less than two Non-Employee Directors, as appointed by the Board from time to time, or, in the absence of such a committee, the entire Board (the "Committee").

(b) Powers of Committee. The Committee shall have the power and authority, subject to and within the limitations of the express provisions of the Plan, to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the officers, employees and Directors of the Company and Affiliates to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the extent, if any, of Incentive Options, Non-Qualified Options, Restricted Shares, Performance Stock Awards and Dividend Equivalents, or any combination of the foregoing, granted to any officer, employee or Director;

(iii) to determine the number of Shares to be covered by any Award granted to an officer, employee or Director;

(iv) to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan and the Code, of any Award granted to an officer, employee or Director, which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

(v) to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant, subject to and in accordance with the requirements of Section 409A;

(vi) subject to the provisions of Section 5(b) and the Code, to extend the period in which Options granted may be exercised;

(vii) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

(viii) to adopt, alter and repeal such rules, guidelines and practices in accordance with and subject to the requirements of Section 409A for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan.

All decisions, interpretations and constructions made by the Committee in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons, including the Company and Plan participants.

    Award Agreements. Any Award granted by the Committee under the Plan shall be evidenced by a written agreement, contract, or other instrument or document in such form as the Committee may from time to time approve and signed by both the Company and the Award recipient.

Section 3 Shares Issuable under the Plan; Mergers; Substitution.

(a) Shares Issuable. Subject to the provisions of Sections 3(b) and (c), the maximum number of Shares reserved and available for issuance under the Plan shall be 100,000. For purposes of this limitation, the Shares underlying any Awards which are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted receive no benefits of ownership of the underlying Shares to which the Award related. Shares issued under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b) Share Dividends, Mergers, etc. In the event of any recapitalization, reclassification, split-up or consolidation of Shares, separation (including a spin-off), dividend on Shares payable in Shares, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, the Committee shall make such appropriate adjustments in the exercise prices of Awards, including Awards then outstanding, in the number and kind of securities, cash or other property which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and in the number of Shares with respect to which Awards may be granted (in the aggregate and to individual participants) as the Committee deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Awards. Notwithstanding the foregoing, no adjustment shall be made under this Section 3(b) which will result in an Award becoming subject to the terms and conditions of Section 409A, unless agreed upon by the Committee and the participant.

(c) Evergreen Share Reserve Increase. Notwithstanding Section 3(a), and subject to the provisions of Section 3(b), on the day of each annual meeting of the Shareholders of the Company, for a period of nine (9) years, commencing with the annual meeting of Shareholders in 2008, the aggregate number of Shares available for issuance under the Plan shall automatically be increased to the number of Shares equal to 15% of the Shares outstanding, if greater than the number of Shares then available for issuance under the Plan.

(d) Substitute Awards. The Committee may grant Awards under the Plan in substitution for Share and Share-based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or shares of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

Section 4 Eligibility.

Participants in the Plan will be Directors and such full or part-time officers and other employees of the Company and its Affiliates who are responsible for or contribute to the management, growth or profitability of the Company and its Affiliates and who are selected from time to time by the Committee, in its sole discretion.

Section 5 Options.

    Grant of Options. Any Option granted under the Plan shall be in such form as the Committee may from time to time approve. Options granted under the Plan may be either Incentive Options or Non-Qualified Options. To the extent that any option does not qualify as an Incentive Option, it shall constitute a Non-Qualified Option. No officer, employee or Director shall be granted together Incentive Options and Non-Qualified Options under the Plan if the right to exercise one type of option is dependent upon or affects the right to exercise the other ("Tandem Incentive/Non-Qualified Options"). No Incentive Option may be granted under the Plan after the tenth (10th) anniversary of the Effective Date. The Committee in its discretion may grant Options to officers, employees or Directors of the Company or any Affiliate; provided, however, that Incentive Options may only be granted to employees of the Company, as that relationship is defined in Treasury Regulation 31.3401(c)-1. Options granted to officers, employees or Directors pursuant to this Section 5 shall be subject to the terms and conditions set forth in this Section 5 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(b) Exercise Price. The per share exercise price of an Option granted pursuant to this Section 5 shall be determined by the Committee at the time of grant. In no event shall the per share exercise price of an Option be less than 100% of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any Subsidiary or Parent and an Incentive Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

(c) Option Term. The term of each Option shall be fixed by the Committee, but no Incentive Option shall be exercisable more than ten (10) years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of shares of the Company or any Subsidiary or Parent and an Incentive Option is granted to such employee, the term of such option shall be no more than five (5) years from the date of grant.

(d) Exercisability; Rights of a Shareholder. Options shall become exercisable at such time or times, whether or not in installments, and shall be subject to such terms and conditions as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Option; provided, however, that any such acceleration of the exercisability of all or any portion of an Option is subject to the limitations of Section 409A. If any Option is exercisable only in installments, the Committee may waive, in whole or in part, such installment exercise provisions, at any time at or after grant, based on those factors as the Committee shall determine in its sole discretion; provided, however, that any such waiver of installment exercise provisions of the Option is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any waiver of installment exercise provisions under this Section 5(d) shall comply with Section 409A. An optionee shall have the rights of a Shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

    Section 409A. Notwithstanding the foregoing, to ensure compliance with Section 409A each of the following shall apply to the exercise of any Option:

      No amendment or modification shall be made to the Plan or any Award which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Committee and the participant.

      Any acceleration of the exercisability or vesting of all or any portion of any Award is subject to the limitations of Section 409A and, unless otherwise determined by the Committee, any acceleration of the exercisability or vesting of all or any portion of any Award shall comply with Section 409A.

      With respect to extensions that were not included in the original terms of the Option but were provided by the Committee after the date of grant, if at the time of any such extension, the exercise price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (a) the maximum term of the Option as set by its original terms or (b) ten (10) years from the Grant Date. Unless otherwise determined by the Committee and agreed upon by the Committee and the participant, any extension of the period in which any Option granted may be exercised shall comply with Section 409A to the extent applicable.

      No Share or other amount payable with respect to an Option Award granted to a participant shall be deferred if such deferral constitutes a "deferral of compensation" within the meaning of Section 409A or otherwise causes the Share or other amount payable with respect to an Award to be subject to the requirements of Section 409A.

    Method of Exercise. Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i) In cash, by certified or bank check or other instrument acceptable to the Committee;

(ii) In the form of Shares that are not then subject to restrictions under any Company plan, if permitted by the Committee in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the exercise date; or

(iii) By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure. Payment instruments will be received subject to collection. Notwithstanding the foregoing, no payment of the purchase price under this Section 5(f) shall be made if such form of payment constitutes a deferral of compensation within the meaning of Section 409A or otherwise causes the Option to be subject to the requirements of Section 409A. The delivery of certificates representing Shares to be purchased pursuant to the exercise of the Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Option or applicable provisions of laws.

(g) Non-transferability of Options. No Option shall be transferable by the optionee other than by will or by the laws of descent and distribution.

(h) Termination by Death. If any optionee's service with the Company and its Affiliates terminates by reason of death, the Option may thereafter be exercised, to the extent exercisable at the date of death, by the legal representative or legatee of the optionee, for a period of six (6) months (or such longer period as the Committee shall specify at any time) from the date of death, or until the expiration of the stated term of the Option, if earlier.

(i) Termination by Reason of Disability.

(i) Any Option held by an optionee whose service with the Company and its Affiliates has terminated by reason of Disability may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of twelve (12) months (or such longer period as the Committee shall specify at any time) from the date of such termination of service, or until the expiration of the stated term of the Option, if earlier.

(ii) The Committee shall have sole authority and discretion to determine whether a participant's service has been terminated by reason of Disability.

(iii) Except as otherwise provided by the Committee at the time of grant or otherwise, the death of an optionee during a period provided in this Section 5(i) for the exercise of a Non-Qualified Option, shall extend such period for six (6) months from the date of death, subject to termination on the expiration of the stated term of the Option, if earlier.

(j) Termination for Cause. If any optionee's service with the Company and its Affiliates has been terminated for Cause, any Option held by such optionee shall immediately terminate and be of no further force and effect; provided, however, that the Committee may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

(k) Other Termination. Unless otherwise determined by the Committee, if an optionee's service with the Company and its Affiliates terminates for any reason other than death, Disability, or for Cause, any Option held by such optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three (3) months (or such longer period as the Committee shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

(l) Annual Limit on Incentive Options. To the extent required for "incentive stock option" treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Share with respect to which Incentive Options granted under this Plan and any other plan of the Company or its Subsidiaries become exercisable for the first time by an optionee during any calendar year shall not exceed one hundred thousand dollars ($100,000).

(m) Form of Settlement. Shares issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6 Restricted Stock Awards.

(a) Nature of Restricted Stock Award. The Committee may grant Restricted Stock Awards to officers, employees and Directors of the Company or any Affiliate. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Committee, Shares subject to such restrictions and conditions as the Committee may determine at the time of grant in accordance with Code Section 83 ("Restricted Share"). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an officer, employee or Director by the Committee in lieu of any compensation due to such officer, employee or Director.

(b) Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Committee may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Committee in an amount equal to the specified purchase price, if any, of the Shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock Award in such form as the Committee shall determine.

(c) Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a Shareholder with respect to the Restricted Share including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Committee shall otherwise determine, certificates evidencing Restricted Shares shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d) Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e) Vesting of Restricted Shares. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company's right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed "vested."

(f) Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Shares.

Section 7 Performance Stock Awards.

(a) Nature of Performance Shares. A Performance Stock Award is an award entitling the recipient to acquire Shares upon the attainment of specified performance goals. The Committee may make Performance Stock Awards independent of or in connection with the granting of any other Award under the Plan. Performance Stock Awards may be granted under the Plan to officers, employees and Directors of the Company or any Affiliate, including those who qualify for awards under other performance plans of the Company. The Committee in its sole discretion shall determine whether and to whom Performance Stock Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the Performance Stock Award; provided, however, that the Committee may rely on the performance goals and other standards applicable to other performance based plans of the Company in setting the standards for Performance Stock Awards under the Plan.

(b) Restrictions on Transfer. Performance Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered.

(c) Rights as a Shareholder. A participant receiving a Performance Stock Award shall have the rights of a Shareholder only as to Shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a share certificate evidencing the acquisition of Shares under a Performance Stock Award only upon satisfaction of all conditions specified in the written instrument evidencing the Performance Stock Award (or in a performance plan adopted by the Committee).

(d) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of service, a participant's rights in all Performance Stock Awards shall automatically terminate upon the participant's termination of service with the Company and its Affiliates for any reason (including, without limitation, death, Disability and for Cause).

(e) Acceleration, Waiver, Etc. At any time prior to the participant's termination of service with the Company and its Affiliates, the Committee may in its sole discretion accelerate, subject to and in accordance with the requirements of Section 409A, waive or, subject to Section 12, amend any or all of the goals, restrictions or conditions imposed under any Performance Stock Award; provided, however, that in no event shall any provision of the Plan be construed as granting to the Committee any discretion to increase the amount of compensation payable under any Performance Stock Award to the extent such an increase would cause the amounts payable pursuant to the Performance Stock Award to be nondeductible in whole or in part pursuant to Section 162(m) of the Code and the regulations thereunder, and the Committee shall have no such discretion notwithstanding any provision of the Plan to the contrary. The Committee shall have the power to impose such other restrictions on Awards subject to this Section 8 as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements of Section 409A.

Section 8 Stock Appreciation Rights.

(a) Nature of Stock Appreciation Rights. A Stock Appreciation Right ("SAR") is a right entitling the participant to receive cash or Shares having a fair market value equal to the appreciation in the Fair Market Value of a stated number of Shares from the date of grant, or in the case of rights granted in tandem with or by reference to an Option granted prior to the grant of such rights, from the date of grant of the related Option to the date of exercise. SARs may be granted to officers, employees or Directors of the Company or any Affiliate. No SAR granted in connection with all or any part of an Option shall be exercisable for less than the Fair Market Value of the underlying Shares as of the date of the original grant of the Option unless that SAR or Option is a 409A Award, as provided for in the applicable Award Agreement.

(b) Terms of Awards. No employee may be granted together an Incentive Option and a SAR if the right to exercise the Incentive Option or the SAR is dependent upon or affects the right to exercise the other instrument ("Tandem Incentive Option/SAR"). Notwithstanding this general prohibition, an employee may be granted a Tandem Incentive Option/SAR if the SAR meets all of the following requirements:

(i) the SAR expires no later than the expiration of the underlying Incentive Option;

(ii) the SAR has a value of no more than 100% of the bargain purchase element of the underlying Incentive Option;

(iii) the SAR is transferable only when the underlying Incentive Option is transferable and subject to the same conditions;

(iv) the SAR may only be exercised when the underlying Incentive Option may be exercised; and

(v) the SAR may only be exercised when the market price of the stock exceeds the exercise price of the Incentive Option.

In the event of an independent Award, or the award of a SAR in tandem with a Non-Qualified Option, the SAR shall be subject to the terms and conditions determined by the Committee.

(c) Restrictions on Transfer. SARs shall not be transferred, assigned or encumbered, except that SARs may be exercised by the executor, administrator or personal representative of the deceased participant within six (6) months of the death of the participant (or such longer period as the Committee shall specify at any time) and transferred pursuant to a certified domestic relations order.

(d) Payment Upon Exercise. Upon exercise of an SAR, the participant shall be paid the excess of the then Fair Market Value of the number of shares to which the SAR relates over the Fair Market Value of such number of shares at the date of grant of the SAR, or of the related Option, as the case may be. Such excess shall be paid in cash or in Shares having a Fair Market Value equal to such excess or in such combination thereof as the Committee shall determine.

Section 9 Dividend Equivalents.

The Committee is authorized to grant Dividend Equivalents to the officers, employees and Directors of the Company or any Affiliate. The Committee may provide, at the date of grant or thereafter, that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify, provided that Dividend Equivalents (other than freestanding Dividend Equivalents) shall be subject to all conditions and restrictions of the underlying Awards to which they relate.

Section 10 Tax Withholding.

(a) Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Share or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b) Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. With respect to any participant who is subject to Section 16 of the Act, the following additional restrictions shall apply:

(i) the election to satisfy tax withholding obligations relating to an Award in the manner permitted by this Section 10(b) and the actual tax withholding shall be made during the period beginning on the third (3rd) business day following the date of release of quarterly or annual summary statements of revenues and earnings of the Company and ending on the twelfth (12th) business day following such date. Alternatively, such election may be made at least six (6) months prior to the date as of which the receipt of such an Award first becomes a taxable event for Federal income tax purposes;

(ii) such election shall be irrevocable;

(iii) such election shall be subject to the consent or disapproval of the Committee; and

(iv) the Share(s) withheld to satisfy tax withholding, if granted at the discretion of the Committee, must pertain to an Award which has been held by the participant for at least six (6) months from the date of grant of the Award.

Section 11 Transfer, Leave of Absence, Etc.

For purposes of the Plan, the following events shall not be deemed a termination of service:

(a) a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another; and

(b) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

Section 12 Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent.

Section 13 Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 14 Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 14 or a 409A Change in Control, the following provisions of this Section 14 shall apply:

(a) Each Stock Option shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

(b) Restrictions and conditions on Awards of Restricted Shares, Performance Shares and Dividend Equivalents shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Shares subject to such Awards unless the Committee shall otherwise expressly provide at the time of grant; provided, however, that if an Award of Performance Shares or Dividend Equivalents constitutes a 409A Award, then the provisions of this Section 14(b) shall only apply upon the occurrence of a 409A Change in Control and the provisions of this Section 14(b) shall not apply upon the occurrence of a Change in Control.

(c) Unless otherwise expressly provided at the time of grant, participants who hold Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of a Share on the date such right is exercised and (y) the highest price paid for Shares or, in the case of securities convertible into Shares or carrying a right to acquire Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Shares or at which Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change of Control of the Company over (ii) the exercise price per share under the Option, multiplied by the number of Shares with respect to which such right is exercised.

(d) "Change of Control" shall mean the occurrence of any one of the following events:

(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any of its Subsidiaries, any Director, fiduciary or other person or entity holding securities under any employee benefit plan of the Company or any of its Subsidiaries or the Richard M. Osborne Trust), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act) of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company representing 40% or more of either (A) the combined voting power of the Company's then outstanding securities having the right to vote in an election of the Company's Board of Directors ("Voting Securities") or (B) the then outstanding shares of common stock of the Company (in either such case other than as a result of acquisition of securities directly from the Company);

(ii) persons who, as of the Effective Date, constitute the Company's Board of Directors (the "Incumbent Directors") cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent to the Effective Date whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director; or

(iii) the Shareholders of the Company shall approve (A) any consolidation or merger of the Company or any Subsidiary where the Shareholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, shares representing in the aggregate 50% or more of the voting shares of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any), (B) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or (C) any plan or proposal for the liquidation or dissolution of the Company;

Notwithstanding the foregoing, a "Change of Control" shall not be deemed to have occurred for purposes of the foregoing clause (i) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Shares or other Voting Securities outstanding, increases (x) the proportionate number of shares of Common Shares beneficially owned by any person to 40% or more of the shares of Common Shares then outstanding or (y) the proportionate voting power represented by the Voting Securities beneficially owned by any person to 40% or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (x) or (y) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Shares or other Voting Securities (other than pursuant to a share split, share dividend, or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of the foregoing clause (i).

Section 15 General Provisions.

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

(b) Delivery of Share Certificates. Delivery of Share certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a Share transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant's last known address on file with the Company.

(c) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company, or any Subsidiary or Affiliate.

Section 16 Effective Date of Plan.

The Plan shall become effective upon (i) its adoption by the Board, or any committee appointed by the Board with the authority to adopt the Plan on its behalf, and (ii) the approval of the Plan by the Shareholders. With respect to the granting of Incentive Options, no Options granted under the Plan shall be considered to be Incentive Options unless the Plan is approved by the Shareholders within 12 months before or after its adoption by the Board.

Section 17 Governing Law.

This plan shall be governed by New York Law except to the extent such law is preempted by Federal law.

Section 18 Time and Form of Payment of Awards; Deferrals.

    Limitations on Awards to Ensure Compliance with Section 409A.

(i) 409A Awards and Deferrals. To the extent applicable, this Plan shall be interpreted in accordance with Section 409A. Other provisions of this Plan notwithstanding, the terms of any 409A Award, including any authority of the Company or the Committee and rights of the participant with respect to the 409A Award, shall be limited to those terms permitted under Section 409A. Each of the following provisions will apply to 409A Awards:

(A) If a participant is permitted to elect to defer an Award or any payment under an Award, that election shall be permitted only at time in compliance with Section 409A and as provided under Section 18(b) below.

(B) The Company shall have no authority to accelerate or delay distributions relating to 409A Awards in excess of the authority permitted under Section 409A.

(C) Any distribution of a 409A Award triggered by a participant's termination of employment shall be made only at the time that the participant has a Separation from Service (or at such earlier time preceding a termination of employment that there occurs another event triggering a distribution under the Plan or the applicable Award Agreement in compliance with Section 409A).

(D) Any distribution to a Specified Employee after Separation from Service shall occur at or before the expiration of the six-month period following that Specified Employee's Separation from Service in accordance with Section 18(e) below.

(E) In the case of any distribution of a 409A Award, the time and form of payment for that distribution will be specified in the Award Agreement; provided that, if the time and form of payment for that distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount not later than the later of the fifteenth day of the third month following the end of the participant's or the Company's first taxable year at which the settlement of the Award is specified to occur, any applicable restriction lapses, or there is no longer a substantial risk of forfeiture applicable to those amounts.

(ii) Distribution upon Vesting. Except as otherwise provided in Section 18(b) below or an Award Agreement, in the case of any Award other than Options granted on or after December 31, 2008 providing for a distribution upon the lapse of a substantial risk of forfeiture, the time and form of payment for that distribution will be specified in the Award Agreement; provided that, if the timing and form of payment of that distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 of the calendar year following the calendar year in which the payment is no longer subject to a substantial risk of forfeiture within the meaning of Section 409A. Notwithstanding the foregoing, payment may be made at a later date for administrative reasons to the extent permitted by Section 409A. No participant is permitted, directly or indirectly, to designate the calendar year of payment. Delivery of Shares upon exercise by participants of Options will be made in accordance with Section 5.

(iii) Scope and Application of this Provision. For purposes of the Plan, references to a term or event (including any authority or right of the Company, the Committee, or a participant) being "permitted" under Section 409A means that the term or event will not cause the participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, Shares, or other property or to be liable for payment of interest or a tax penalty under Section 409A.

(iv) Interpretation. If and to the extent that any provision of an Award is required or intended to comply with Section 409A, that provision shall be administered and interpreted in a manner consistent with the requirements of Section 409A. If and solely to the extent that any such provision of any Award as currently written would conflict with or result in adverse consequences to a participant under Section 409A, the Committee shall have the authority, without the consent of the participant, to administer that provision and to amend the Award with respect to that provision to the extent the Committee deems necessary for the purposes of avoiding any portion of the Shares or amounts to be delivered to the participant being subject to additional income or other taxes under Section 409A.

(b) Deferral. With the approval of the Committee, payment in respect of Awards other than Options may be deferred and paid either in the form of installments or as a lump-sum payment. The Committee may permit selected participants to elect to defer payments of some or all types of such Awards payable by the Corporation in accordance with the provisions of this Section 18(b) and those other procedures as may be established by the Committee. The Committee may also specify in an Award Agreement or the terms of the Award that payment in respect of an Award will be deferred. Any deferred payment under an Award, whether elected by the participant or specified by the Award Agreement or by the terms of the Award, may be forfeited if and to the extent that Award Agreement or the terms of the Award so provide. Any such deferral of payment will be made in accordance with each of the following:

(i) Initial Deferral Elections by Participants. Except as otherwise provided in this Section 18(b), the participant must make a written, irrevocable election as to the deferral of payment in respect of an Award and the time and form of that payment on or before the deadline established by the Committee, which shall be no later than:

(A) December 31st of the calendar year preceding the calendar year during which the participant will commence performing the services giving rise to the Award subject to the deferral election; or

(B) for the first year in which the participant becomes eligible to participate in the Plan, 30 days after the date the participant first becomes eligible to participate in the Plan, provided that such an election will only be effective with respect to the portion of the Award related to services performed after the election.

(ii) Initial Participant Deferral Elections for Performance-Based Compensation. In the event that the Committee determines that a deferral election may be made with respect to an Award that is Performance-Based Compensation (as defined below), an eligible participant may make a written, irrevocable election as to deferral of payment in respect of the Award and the time and form of that payment on or before the deadline established by the Committee, which deadline shall not be later than six months before the end of the performance period.

For purposes of this Section 18(b)(ii), the term "Performance-Based Compensation" means an Award, the amount of which, or the entitlement to which, is contingent on the satisfaction of preestablished organizational or individual performance criteria relating to a performance period of at least 12 consecutive months, as determined by the Committee in accordance with Treas. Reg. Section 1.409-1(e). Performance criteria are considered preestablished if established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established.

For a participant to be eligible to make a deferral election in accordance with this Section 18(b)(ii), the participant must have performed services continuously from the later of (A) the beginning of the performance period for the Performance-Based Compensation or (B) the date upon which the performance criteria for the Performance-Based Compensation are established, through the date on which the participant makes the deferral election. In addition, in no event may a deferral election under this Section 18(b)(ii) be made after the Performance-Based Compensation has become readily ascertainable within the meaning of Treas. Reg. Section 1.409A-2(a)(8).

(iii) Initial Participant Deferral Elections for Fiscal Year Compensation. In the event that the Committee determines that a deferral election may be made with respect to an Award that is Fiscal Year Compensation (as defined below), the participant may make a written, irrevocable election as to the deferral of payment in respect of the Award and the time and form of that payment on or before the deadline established by the Committee, which deadline shall not be later than the close of the Company's fiscal year immediately preceding the first fiscal year in which any services are performed for which the Award is payable. For purposes of this Section 18(b)(iii), the term "Fiscal Year Compensation" means an Award relating to a period of service coextensive with one or more consecutive fiscal years of the Company, of which no amount is paid or payable during the fiscal year(s) constituting the period of service.

(iv) Initial Participant Deferral Elections for Short-Term Deferrals. If a participant has a legally binding right to an Award under the Plan or a payment under an Award in a subsequent calendar year that, absent a deferral election, would be treated as a short-term deferral within the meaning of Treas. Reg. Section 1.409A-1(b)(4) and the Committee determines that a deferral election may be made with respect to payment under the Award, the participant may make a written, irrevocable election to defer that payment in accordance with the requirements of Section 18(b)(vii) below, applied as if the payment were a deferral of compensation and the scheduled payment date for the payment were the date that the substantial risk of forfeiture lapses. The Committee may provide in the deferral election that the deferred payment will be payable upon a 409A Change in Control without regard to the five-year additional deferral requirement in Section 18(b)(vii) below.

(v) Initial Participant Deferral Elections for Compensation Subject to a Substantial Risk of Forfeiture. If a participant has a legally binding right to an Award under the Plan or payment in respect of an Award in a subsequent year and the payment of or under the Award is subject to a substantial risk of forfeiture condition requiring the participant's continued services for a period of at least 12 months from the date the participant obtains the legally binding right, the Committee may permit the participant to make a written, irrevocable election to defer that payment no later than the 30th day after the participant obtains the legally binding right to the payment, provided that the election is made at least 12 months in advance of the earliest date at which the forfeiture condition could lapse, as determined in accordance with Treas. Reg. Section 1.409A-2(a)(5). For purposes of this Section 18(b)(v), a condition will not be treated as failing to require the participant to continue to provide services for a period of at least 12 months from the date the participant obtains the legally binding right merely because the condition immediately lapses upon Disability or death of the participant or upon a 409A Change in Control. However, if the participant's Disability, death, or 409A Change in Control event occurs before the end of that 12-month period, a deferral election under this Section 18(b)(v) will be effective only if it would be permissible under another subparagraph of this Section 18(b).

(vi) Deferrals by Committee. If an Award is made that provides for the deferral of compensation for services performed during a participant's taxable year and the participant is not given an opportunity to elect the time and form of payment of that Award, the Committee must designate the time and form of payment no later than the time the participant first has a legally binding right to the Award or, if later, the time the participant would be required under this Section 18(b)(vi) to make such an election if the participant were provided such an election.

(vii) Subsequent Deferral Elections. Notwithstanding the foregoing provisions of this Section 18(b), with the approval of the Committee, a participant may elect to further delay payment in respect of an Award or change the form of payment if each of the following conditions is met:

(A) The election will not take effect until at least 12 months after the date on which the election is made.

(B) For any payment not made on account of death or Disability, the payment is deferred for a period of not less than five years from the date the payment would otherwise have been paid and not later than the expiration date of the Award.

(C) Any election related to a payment to be made at a specified time or under a fixed schedule must be made not less than 12 months before the date the payment is scheduled to be paid.

(viii) Acceleration of Payments. Notwithstanding any other provision of this Plan, an Award Agreement or a deferral election to the contrary, the Committee in its discretion, may accelerate payment in respect of an Award in accordance with the provisions of Treas. Reg. Section 1.409A-2(b)(7), provided that the Committee treats all payments to similarly situated participants on a reasonably consistent basis.

(ix) Delay of Payments. Notwithstanding any other provision of this Plan, an Award Agreement or a deferral election to the contrary, payment under an Award may be delayed by the Committee under the circumstances described in Treas. Reg. Section 1.409A-2(b)(7), provided that the Committee treats all payments to similarly situated participants on a reasonably consistent basis.

(c) Permissible Payment Events/Times. The Committee may specify any one or more of the following as an event upon or a time at which payment of the vested portion of an Award may be under a deferral election under Section 18(b) above: (i) Separation from Service; (ii) Disability; (iii) death; (iv) a specified date or under a fixed schedule; or (v) a 409A Change in Control. The Committee may provide for payment upon the earliest or latest of more than one such event or time.

(d) Time of Payment. The payment date with respect to payment of an Award that is deferred under Section 18(b) above shall be the permissible payment event or time under Section 18(c) above designated by the participant or the Committee, as applicable, in accordance with Section 18(b). Payment in respect of an Award shall be made within 60 days following the payment date; provided, however, that payment may be made at a later date for administrative reasons to the extent permitted by Section 409A; provided, further, that the participant shall not be permitted, directly or indirectly, to designate the calendar year of the payment.

(e) Specified Employees. Notwithstanding any provision of this Plan or any Award Agreement to the contrary, if any payment under a participant's Award provides for a deferral of compensation under Section 409A and the participant is a Specified Employee, as determined by the Company in accordance with Section 409A, as of the date of that participant's Separation from Service, to the extent that the payments or benefits under this Plan or any Award Agreement are subject to Section 409A and the delayed payment or distribution of all or any portion of those amounts to which the participant is entitled under this Plan or an Award Agreement, exclusive of any amount that is permitted to be distributed under U.S. Treasury Regulation Section 1.409A-1(b)(9)(iii) (regarding the two-times, two year exception), is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 18(e) shall be paid or distributed (without interest) to the participant in a lump sum on the earlier of (i) the date that is six (6) months following termination of the participant's Separation from Service, (ii) a date that is no later than thirty (30) days after the date of the participant's death, or (iii) the earliest date as is permitted under Section 409A. For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by U.S. Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein. Any remaining payments due under this Plan or an Award Agreement shall be paid as otherwise provided in this Plan or the Award Agreement.

(f) Installment Payments. For purposes of Section 409A (including, without limitation, for purposes of U.S. Treasury Regulation Section 1.409A-2(b)(2)(iii)), a participant's right under an Award Agreement to receive installment payments shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment shall at all times be considered a separate and distinct payment.

(g) 2008 Elections or Amendments. As provided in Internal Revenue Notice 2007-86, notwithstanding any other provision of this Plan, with respect to an election or amendment to change a time and form of payment under this Agreement that is subject to Section 409A made on or after January 1, 2008 and on or before December 31, 2008, the election or amendment may apply only to amounts that would not otherwise be payable in 2008 and may not cause an amount to be paid in 2008 that would not otherwise be payable in 2008.